CERTIFICATE OF DESIGNATION

         Edward L. Machulak and Edward A. Machulak, certify that they are the President and Secretary, respectively, of Commerce Group Corp., a Delaware corporation (hereinafter referred to as the "Corporation" or the "Company"); that, pursuant to the Certificate of Incorporation, as amended, and Section 151 of the Delaware General Corporation Law, the Board of Directors of the Corporation adopted the following resolutions on December 9, 1996; and that none of the Series A Convertible Preferred Stock referred to in this Certificate of Designation has been issued.

         1. Creation of Series A Convertible Preferred Stock. There is hereby created a series of preferred stock consisting of 2,500 shares and designated as the Series A Convertible Preferred Stock, having the voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

         2. Dividend Provisions. The holders of shares of Series A Convertible Preferred Stocks shall be entitled to receive, when and as declared by the Board of Directors out of any funds at the time legally available therefor, dividends at a par with holders of Common Stock as if the Series A Convertible Preferred Stock has been converted into Common Stock on the record date for the payment of dividend. Dividends shall be waived with respect to any shares of Series A Convertible Preferred Stock which are converted prior to any dividend payment date. Each share of Series A Convertible Preferred Stock shall rank on a parity with each other share of Series A Convertible Preferred Stock with respect to dividends.

         3. Redemption Provisions. Each share of the Series A Convertible Preferred Stock is redeemable on the following manner, at a price of $1,350.00 per Share (the "Redemption Price"). The Corporation shall have the right to redeem each Share within twenty-four hours after the Notice of Conversion (as defined in Section 5(a)) is given by a Holder with respect to such Shares. The Corporation shall effect such redemption by payment to the Holder by wire transfer or certified check payable to the Holder on or before the Redemption Date, which shall be the later of (i) the tenth calendar after the Notice of Conversion or (ii) the date on which the Holder has delivered the certificates representing the Preferred Stock proposed to be converted pursuant to Section 5(a)(1). In the event the Corporation shall not make such payment it shall be deemed to have waived its right to redemption as to those Shares. The Corporation shall have the right to redeem less than all of the Shares which are the subject of the Notice of Conversion.

         4. Liquidation Provisions. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series A Convertible Preferred Stock shall be entitled to receive an amount equal to $1,000.00 per share. After the full preferential liquidation amount has been paid to, or determined and set apart for, all other series of Preferred Stock hereafter authorized and issued, if any, the remaining assets of the Corporation available for distribution to shareholders shall be distributed ratably to the holders of the common stock. In the event the assets of the Corporation available for distribution to its shareholders are insufficient to pay the full preferential liquidation amount per share required to be paid the Corporation's Series A Convertible Preferred Stock, the entire amount of assets of the Corporation available for distribution to shareholders shall be paid up to their respective full liquidation amounts first to the Series A Convertible Preferred Stock, then to any other series of Preferred Stock hereafter authorized and issued, all of which amounts shall be distributed ratably


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among holders of each such series of Preferred Stock, and the common stock shall receive nothing. A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4, and the Series A Convertible Preferred Stock shall be entitled only to (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction,
(ii) the rights contained in the Delaware General Corporation Law and (iii) the rights contained in other Sections hereof.

         5. Conversion Provisions. The holders of shares of Series A Convertible Preferred
Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a)      Right to Convert.

                           (1) Each  share of  Series  A  Convertible  Preferred
                  Stock (the "Preferred Shares") shall be convertible, at the option of its holder, at any time after February 28, 1997, into a number of shares of common stock of the Company at the initial conversion rate (the "Conversion Rate") defined below.

                           The   initial   Conversion   Rate,   subject  to  the
                  adjustments described below, shall be a number of shares of common stock (rounded to the nearest whole number) equal to $1,000 divided by the lower of (i) Sixty Five Percent (65%) of the Market Price of the common stock or (ii) $2.90, increased proportionately for any reverse stock split and decreased proportionately for any forward stock split or stock dividend. For purposes of this Section 5(a)(1), Market Price shall be the closing bid price of the common stock on the Conversion Date, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") in either case, or the closing bid price in the over-the-counter market if other than NASDAQ, averaged over the five trading days prior to the date of conversion.

                           The Holder shall notify the Corporation, by facsimile
                  notice to the Corporation at (414) 462-5312, copy by overnight courier at 6001 North 91st Street, Milwaukee, Wisconsin 53225-1795 of the Holder's intent to convert (the "Notice of Conversion") in the form attached as Exhibit A or Exhibit B hereto, executed by the holder of the Preferred Share(s) evidencing such holder's intention to convert these Preferred Share(s) or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Such conversion shall be effectuated by surrendering the Preferred Shares to be converted (with a copy, by facsimile or courier, to the Company) to the Company's registrar and transfer agent Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501 ("Transfer Agent"). The date on which notice of conversion (the "Conversion Date") is given shall be the date on which the holder has delivered to the Company, by facsimile or hand delivery, of the Notice of Conversion duly executed to the Company. Unless the Company has duly redeemed the Preferred Shares which are the subject of the Notice of Conversion in accordance with Section 3 hereof, the Company shall

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                  cause the  Transfer  Agent to complete  the issuance of Common
                  Shares within five (5) calendar days of receipt of such conversion form, provided that the Company or its agent has received the Series A Convertible Preferred Stock certificates which are the subject of the conversion on or prior to such fifth calendar day.

                           (2) No less than 25 (or multiple  thereof)  shares of
                  Series A Convertible Preferred Stock may be converted at any one time. No fractional shares of common stock shall be issued upon conversion of the Series A Convertible Preferred Stock, in lieu of fractional shares, the number of shares issuable will be rounded to the nearest whole share.

                  (b)      Adjustments to Conversion Rate.

                           (1) Reclassification,  Exchange and Substitution.  If
                  the common stock issuable on conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Series A Convertible Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the common stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Series A Convertible Preferred Stock immediately before that change.

                           (2) Reorganizations,  Mergers, Consolidations or Sale
                  of Assets. If at any time there shall be a capital reorganization of the Corporation's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section (b) or merger of the Corporation into another corporation, or the sale of the Corporation's properties and assets as, or substantially as, an entirety to any other person), then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, to which holders of the common stock deliverable upon conversion of the Series A Convertible Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Series A Convertible Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (b)(3) (including adjustment of the Conversion Rate then in effect and number of shares purchasable upon conversion of the Series A Convertible Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

                  (c) No Impairment. The Corporation will not, by amendment of its
         Certificate of Incorporation or through any reorganization, recapitalization, transfer of

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         assets,  merger,  dissolution,  or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provision of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment.

                  (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Series A Convertible Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Convertible Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and
         (iii) the number of shares of common stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Convertible Preferred Stock.

                  (e) Notices of Record Date. In the event of the establishment by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution and the amount and character of such dividend or distribution.

                  (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

                  (g) Notices. Any notices required by the provisions of this Paragraph (e) to be given to the holders of shares of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

         6. Voting Provisions. Except as otherwise expressly provided or required by law, the Series A Convertible Preferred Stock shall have no voting rights.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series A Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary this ____ day of January, 1997.


                                                     COMMERCE GROUP CORP.



                                                Edward L. Machulak, President



                                                  Edward A. Machulak, Secretary

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                                                     EXHIBIT A


                                              CONVERSION CERTIFICATE


                                               COMMERCE GROUP CORP.


                                       Series A Convertible Preferred Stock


         The undersigned holder ( the "Holder") is surrendering to Commerce Group Corp., a Delaware corporation (the "Company"), one or more certificates representing shares of Series A Convertible Preferred Stock of the Company (the "Preferred Stock") in connection with the conversion of all or a portion of the Preferred Stock into shares of Common Stock, $.10 par value per share, of the Company (the "Common Stock") as set forth below.

         1. The Holder understands that the Preferred Stock were issued by the Company pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation D promulgated thereunder.

         2. The Holder represents and warrants that all offers and sales of the Common Stock issued to the Holder upon such conversion of the Preferred Stock shall be made (a) pursuant to an effective registration statement under the Securities Act, (b) in compliance with Rule 144, or (c) pursuant to some other exemption from registration.

         Number of Shares of Preferred Stock being converted:

         Applicable Conversion Price:

         Number of Shares of Common Stock Issuable:

         Date of conversion:

         Delivery Instructions for certificates of Common Stock and for new certificates representing any remaining shares of Preferred Stock:






                                                                NAME OF HOLDER:





                                                          (Signature of Holder)

                                                     EXHIBIT B


                                              CONVERSION CERTIFICATE


                                               COMMERCE GROUP CORP.


                                       Series A Convertible Preferred Stock


         The undersigned holder ( the "Holder") is surrendering to Commerce Group Corp., a Delaware corporation (the "Company"), one or more certificates representing shares of Series A Convertible Preferred Stock of the Company (the "Preferred Stock") in connection with the conversion of all or a portion of the Preferred Stock into shares of Common Stock, $.10 par value per share, of the Company (the "Common Stock") as set forth below.

         1. The Holder understands that the Preferred Stock were issued by the Company pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation S thereunder ("Regulation S");

         2. The Holder represents and warrants that either (a) the Holder is not a "U.S. person," as defined in Regulation S or (b) the Holder is not the original purchaser of the Preferred Stock being surrendered for conversion and the Holder acquired the Preferred Stock in a transaction or under circumstances exempt from registration under the Securities Act;

         3. The Holder represents and warrants that all offers and sales of the Common Stock issued to the Holder upon such conversion of the Preferred Stock shall be made (a) pursuant to an effective registration statement under the Securities Act, (b) in compliance with Regulation S, or (c) pursuant to an exemption from registration; and

         4. The undersigned has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Preferred Stock or Common Stock.


         Number of Shares of Preferred Stock being converted:

         Applicable Conversion Price:

         Number of Shares of Common Stock Issuable:

         Date of conversion:

         Delivery Instructions for certificates of Common Stock and for new certificates representing any remaining shares of Preferred Stock:

                                                  NAME OF HOLDER:





                                                          (Signature of Holder)

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